The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated April 14, 2022

PRELIMINARY PRICING SUPPLEMENT No. U6651

(To the Underlying Supplement dated June 18, 2020,

Product Supplement No. I–B dated June 18, 2020,

Prospectus Supplement dated June 18, 2020 and

Prospectus dated June 18, 2020)

Equity Index Linked Securities

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-238458-02 April 14, 2022

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

■  Linked to the Dow Jones Industrial Average™ (the “Index”)

■  Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case on the closing level of the Index on the relevant calculation day

■  Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the closing level of the Index on the calculation day for that quarter is greater than or equal to the threshold level. However, if the closing level of the Index on a calculation day is less than the threshold level, you will not receive any contingent coupon for the relevant quarter. If the closing level of the Index is less than the threshold level on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The contingent coupon rate will be determined on the pricing date and will be at least 3.75% per annum. Contingent coupons should not be viewed as ordinary periodic interest payments

■  Automatic Call. If the closing level of the Index on any of the quarterly calculation days from October 2022 to July 2024, inclusive, is greater than or equal to the starting level, we will automatically call the securities for the original offering price plus a final contingent coupon

■  Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the original offering price at stated maturity if, and only if, the ending level is greater than or equal to the threshold level. If the ending level is less than the threshold level, you will lose more than 40%, and possibly all, of the original offering price of your securities

■  The threshold level is equal to 60% of the starting level

■  If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the Index from the starting level to the ending level if the ending level is less than the threshold level, but you will not participate in any appreciation of the Index and will not receive any dividends on securities included in the Index

■  All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment

■  No exchange listing; you should be willing and able to hold your securities to stated maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-11 of this pricing supplement and “Risk Factors” beginning on page PS-3 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, the product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Issuer
Per Security	$1,000.00	$15.25	$984.75
Total
(1)	Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive an agent discount of up to $15.25 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession not in excess of $10.00 per security. Such securities dealers may include those using the trade name Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. See “Supplemental Plan of Distribution” in this pricing supplement for further information.

(2)	Credit Suisse may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Credit Suisse AG (“Credit Suisse”) currently estimates the value of each $1,000 original offering price of the securities on the pricing date will be between $950 and $984.75 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). This range of estimated values reflects terms that are not yet fixed. A single estimated value reflecting final terms will be determined on the pricing date. See “Selected Risk Considerations” in this pricing supplement.

The securities are unsecured obligations of Credit Suisse, and all payments on the securities are subject to the credit risk of Credit Suisse.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Wells Fargo Securities

PRS-1

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Additional Information about the Issuer and the Securities

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer on the date the securities are priced. We reserve the right to change the terms of, or reject any offer to purchase the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this pricing supplement together with the underlying supplement dated June 18, 2020, the product supplement dated June 18, 2020, the prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying Supplement dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011950/dp130454_424b2-eus.htm

•	Product Supplement No. I–B dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011955/dp130588_424b2-ps1b.htm

•	Prospectus Supplement and Prospectus dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, any accompanying product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Investor Considerations

We have designed the securities for investors who:

▪	seek an investment with contingent quarterly coupon payments at a rate of at least 3.75% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call, if, and only if, the closing level of the Index on the applicable quarterly calculation day is greater than or equal to 60% of the starting level;

▪	understand that if the ending level is less than the threshold level, they will be fully exposed to the decline in the Index from the starting level to the ending level and will lose more than 40%, and possibly all, of the original offering price at stated maturity;

▪	are willing to accept the risk that they may not receive any contingent coupon on one or more, or any, quarterly contingent coupon payment dates over the term of the securities and may lose all of the original offering price per security at stated maturity;

▪	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;

▪	understand and are willing to accept the full downside risks of the Index;

▪	are willing to forgo participation in any appreciation of the Index and dividends on securities included in the Index; and

▪	are willing to hold the securities to stated maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to stated maturity;

▪	require full payment of the original offering price of the securities at stated maturity;

▪	seek a security with a fixed term;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

▪	are unwilling to accept the risk that the ending level may be less than the threshold level;

▪	seek certainty of current income over the term of the securities;

▪	seek exposure to the upside performance of the Index;

▪	are unwilling to accept the risk of exposure to a group of 30 U.S. stocks;

▪	are unwilling to accept the credit risk of Credit Suisse; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-3

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Terms of the Securities

Market Measure:	The Dow Jones Industrial Average™ (the “Index”)
Pricing Date:	April 29, 2022
Issue Date:	May 4, 2022
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with an original offering price of $1,000.
Contingent Coupon:

On each contingent coupon payment date, you will receive a contingent coupon at a per annum rate equal to the contingent coupon rate if, and only if, the closing level of the Index on the immediately preceding calculation day is greater than or equal to the threshold level.

Each quarterly contingent coupon, if any, will be calculated per security as follows: $1,000 x contingent coupon rate / 4. Any contingent coupons will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing level of the Index on any calculation day is less than the threshold level, you will not receive any contingent coupon on the related contingent coupon payment date. If the closing level of the Index is less than the threshold level on all quarterly calculation days, you will not receive any contingent coupons over the term of the securities.

Contingent Coupon Payment Dates:

Quarterly, on the third business day following each calculation day. Each calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable, provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity.

No further contingent coupons will be payable following the call settlement date related to an automatic call. Contingent coupons will be payable to the holders of record at the close of business on the business day immediately preceding the applicable contingent coupon payment date, provided that the contingent coupon payable on the call settlement date or stated maturity, as applicable, will be payable to the person to whom the automatic call amount or the redemption amount, as applicable, is payable. The amount of any contingent coupon will not be adjusted in respect of any postponement of a contingent coupon payment date and no interest or other payment will be payable hereon because of any such postponement of a contingent coupon payment date.

Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 3.75% per annum.
Automatic Call:

If the closing level of the Index on any of the quarterly calculation days from October 2022 to July 2024, inclusive, is greater than or equal to the starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the original offering price per security plus a final contingent coupon (the “automatic call amount”). The securities will not be subject to automatic call until the second quarterly calculation day, which is approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

PRS-4

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Calculation Days:	Quarterly, on the 24th of each January, April, July and October, commencing July 2022 and ending on the final calculation day, each subject to postponement as described below under “—Postponement of a Calculation Day.” We refer to October 24, 2024 as the “final calculation day.” To the extent that we make any change to the expected pricing date or expected issue date, the calculation days may also be changed in our discretion to ensure that the term of the securities remains the same.
Call Settlement Date:

Three business days after the applicable calculation day. Each calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable. If a calculation day is postponed, the related call settlement date will be three business days after the last calculation day as postponed.

Stated Maturity:	October 29, 2024. If the final calculation day is postponed, the stated maturity will be the later of (i) October 29, 2024 and (ii) three business days after such final calculation day as postponed. See “—Postponement of a Calculation Day” below. To the extent that we make any change to the expected pricing date or expected issue date, stated maturity may also be changed in our discretion to ensure that the term of the securities remains the same. If the stated maturity is not a business day, the payment to be made at stated maturity will be made on the next succeeding business day with the same force and effect as if it had been made at stated maturity. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity. The amount of any contingent coupon will not be adjusted in respect of any postponement of the stated maturity and no interest or other payment will be payable hereon because of any such postponement of the stated maturity.
Payment at Stated Maturity:

If the securities are not automatically called prior to stated maturity, you will be entitled to receive at stated maturity a cash payment per security in U.S. dollars equal to the redemption amount (in addition to the final contingent coupon, if any). The “redemption amount” per security will equal:

•     if the ending level is greater than or equal to the threshold level: $1,000; or

•     if the ending level is less than the threshold level: $1,000 minus:

If the securities are not automatically called prior to stated maturity and the ending level is less than the threshold level, you will lose more than 40%, and possibly all, of the original offering price of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupons, if any. You will not participate in any appreciation of the Index, but you will have full downside exposure to the Index on the final calculation day if the ending level is less than the threshold level.

All calculations with respect to the redemption amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the redemption amount will be rounded to the nearest cent, with one-half cent rounded upward.

All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment.

Starting Level:

        , the closing level of the Index on the pricing date.

In the event that the closing level is not available on the pricing date, the starting level will be determined on the immediately following trading day on which a closing level is available.

Ending Level:	The “ending level” will be the closing level of the Index on the final calculation day.

PRS-5

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Threshold Level:	, which is equal to 60% of the starting level.
Postponement of a Calculation Day:	If any calculation day is not a trading day, such calculation day will be postponed to the next succeeding day that is a trading day. A calculation day is also subject to postponement if a Market Disruption Event has occurred or is continuing, as set forth in “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	Credit Suisse International
No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations” herein.
Supplemental Plan of Distribution:

Under the terms of the distributor accession confirmation with WFS dated as of August 1, 2016, WFS will act as agent for the securities and will receive an agent discount of up to $15.25 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $10.00 per security. Such securities dealers may include WFA (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, Credit Suisse may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to deliver the securities against payment for the securities on the issue date indicated herein, which may be a date that is greater than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the settlement date is more than two business days after the pricing date, purchasers who wish to transact in the securities more than two business days prior to the issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Prohibition of Sales to European Economic Area Retail Investors

Any securities which are the subject of the offering contemplated by this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a)    the expression “retail investor” means a person who is one (or more) of the following:

(i)        a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)       a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)      not a qualified investor as defined in Regulation (3)(e) (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)    the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

Any securities which are the subject of the offering contemplated by this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)    the expression "retail investor" means a person who is one (or more) of the following:

(i)        a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the "EUWA") and the regulations made under the EUWA; or

(ii)       a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA and the regulations made under the EUWA; or

(iii)      not a qualified investor as defined in Regulation (3)(e) of the Prospectus Regulation; and

   (b)       the expression an  “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling any securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling any securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Denominations:	$1,000 and any integral multiple of $1,000.
Events of Default:

With respect to these securities, the first bullet of the first sentence of “Description of Debt Securities—Events of Default” in the accompanying prospectus is amended to read in its entirety as follows:

•      a default in payment of the principal or any premium on any debt security of that series when due, and such default continues for 30 days;

CUSIP:	22553PSL4

PRS-7

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Determining Payment on a Contingent Coupon Payment Date and at Stated Maturity

For purposes of the securities offered by this pricing supplement, all references to each of the following terms used in the accompanying product supplement will be deemed to refer to the corresponding term used in this pricing supplement, as set forth in the table below:

Product Supplement Term	Pricing Supplement Term
Underlying	Index
Trade date	Pricing date
Principal amount	Original offering price
Valuation date	Final calculation day
Maturity date	Stated maturity
Early redemption	Automatic call
Observation date	Calculation day
Early redemption date	Call settlement date
Initial level	Starting level
Final level	Ending level
Knock-in level	Threshold level

PRS-8

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Determining Payment on a Contingent Coupon Payment Date and at Stated Maturity

If the securities have not been previously automatically called, on each quarterly contingent coupon payment date, you will either receive a contingent coupon or you will not receive a contingent coupon, depending on the closing level of the Index on the related quarterly calculation day.

At stated maturity, if the securities have not been automatically called prior to stated maturity, you will receive (in addition to the final contingent coupon, if any) a cash payment per security (the redemption amount) calculated as follows:

PRS-9

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Hypothetical Payout Profile

The following profile illustrates the potential payment at stated maturity on the securities (excluding the final contingent coupon, if any) for a range of hypothetical performances of the Index on the final calculation day from the starting level to the ending level, assuming the securities have not been automatically called prior to the stated maturity. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level and whether you hold your securities to stated maturity.

PRS-10

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying underlying supplement, any product supplement, the prospectus supplement and prospectus, including the documents they incorporate by reference. An investment in the securities involves significant risks. This section describes material risks relating to an investment in the securities.

Risks Relating to the Securities Generally

If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Original Offering Price Of Your Securities At Stated Maturity.

If the securities are not automatically called prior to stated maturity, you may receive less at stated maturity than you originally invested in the securities, or you may receive nothing, excluding contingent coupons, if any. If the ending level is less than the threshold level, you will be fully exposed to any depreciation in the level of the Index. In this case, the payment at stated maturity you will be entitled to receive will be less than the original offering price of your securities, and you could lose your entire investment. It is not possible to predict whether the ending level will be less than the threshold level and, in such case, by how much the level of the Index has decreased from the starting level to the ending level. Any payment on the securities is subject to our ability to pay our obligations as they become due.

Regardless Of The Amount Of Any Payment You Receive On The Securities, Your Actual Yield May Be Different In Real Value Terms.

Inflation may cause the real value of any payment you receive on the securities to be less at stated maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

The Securities Will Not Pay More Than The Original Offering Price Of Your Securities, Plus Contingent Coupons, If Any.

The securities will not pay more than the original offering price of your securities, plus contingent coupons, if any, regardless of the performance of the Index. Even if the ending level is greater than the starting level, you will not participate in the appreciation of the Index. Therefore, the maximum amount payable with respect to the securities (excluding contingent coupons, if any) is $1,000 for each $1,000 original offering price. This payment will not be increased to include reimbursement for any discounts or commissions and hedging and other transaction costs, even upon an Automatic Call.

The Securities Do Not Provide For Regular Fixed Interest Payments.

Unlike conventional debt securities, the securities do not provide for regular fixed interest payments. The number of contingent coupons you receive over the term of the securities, if any, will depend on the performance of the Index during the term of the securities. On each quarterly contingent coupon payment date you will receive a contingent coupon if, and only if, the closing level of the Index on the immediately preceding calculation day is greater than or equal to the threshold level. If the closing level of the Index on any calculation day is less than the threshold level, you will not receive any contingent coupon on the related contingent coupon payment date, and if the closing level of the Index is less than the threshold level on each calculation day over the term of the securities, you will not receive any contingent coupons during the term of the securities. Thus, the securities are not an appropriate investment for investors who require regular fixed income payments, since the number of contingent coupons is variable and may be zero.

In addition, if interest rates generally increase over the term of the securities, it is more likely that the contingent coupon, if any, could be less than the yield one might receive based on market rates at that time. This would have the further effect of decreasing the value of your securities both nominally in terms of below-market coupons and in real value terms. Furthermore, it is possible that you will not receive some or all of the contingent coupons over the term of the securities, and still lose your initial investment. Even if you do receive some or all of your initial investment at stated maturity, you will not be compensated for the time value of money. These securities are not short-term investments, so you should carefully consider these risks before investing.

Contingent Coupons, If Any, Are Paid On A Periodic Basis And Are Based Solely On The Closing Level Of The Index On The Specified Calculation Days.

Whether the contingent coupon will be paid with respect to a calculation day will be based on the closing level of the Index on such day. As a result, you will not know whether you will receive the contingent coupon until near the end of the relevant period. Moreover, because the contingent coupon is based solely on the closing level of the Index on a specific calculation day, if the closing level of the Index is less than the threshold level on a calculation day, you will not receive any contingent coupon with respect to such calculation day, even if the closing level of the Index was higher on other days during the relevant period.

PRS-11

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

The Starting Level May Be Determined On A Date Later Than The Pricing Date.

The starting level may be determined after the pricing date. In the event that the closing level of the Index is not available on the pricing date, the starting level will be determined on the immediately following trading day on which a closing level is available. Under these circumstances, you will not know the starting level until a date later than the pricing date.

More Favorable Terms Are Generally Associated With Greater Expected Volatility, And Can Indicate A Greater Risk Of Loss.

“Volatility” refers to the frequency and magnitude of changes in the level of the Index. The greater the expected volatility with respect to the Index on the pricing date, the higher the expectation as of the pricing date that the closing level of the Index could be less than the threshold level on any calculation day, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in a higher contingent coupon rate than the yield payable on our conventional debt securities with a similar stated maturity, or in more favorable terms (such as a lower threshold level) than for similar securities linked to the performance of an index with a lower expected volatility as of the pricing date. You should therefore understand that a relatively higher contingent coupon rate may indicate an increased risk of loss. Further, a relatively lower threshold level may not necessarily indicate that you will receive a contingent coupon on any contingent coupon payment date or that the securities have a greater likelihood of a return of principal at stated maturity. The volatility of the Index can change significantly over the term of the securities. The level of the Index could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Index and the potential to lose a significant portion, and possibly all, of the original offering price per security at stated maturity.

The Securities Are Subject To A Potential Automatic Call, Which Would Limit Your Opportunity To Be Paid Contingent Coupons Over The Full Term Of The Securities.

The securities are subject to a potential automatic call. If the closing level of the Index on any of the quarterly calculation days is greater than or equal to the starting level, the securities will be automatically called and you will be entitled to receive a cash payment equal to the original offering price of the securities you hold and the contingent coupon payable on that contingent coupon payment date, and no further payments will be made in respect of the securities. In this case, you will lose the opportunity to continue to be paid contingent coupons from the call settlement date to the scheduled stated maturity.

The Securities Are Subject To A Potential Automatic Call, Which Exposes You To Reinvestment Risk.

The securities are subject to a potential automatic call. If the securities are automatically called prior to the stated maturity, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same coupons as the securities.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity May Be Postponed If A Calculation Day Is Postponed.

If a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If a postponement occurs with respect to the final calculation day, the stated maturity will be the later of (i) the initial stated maturity and (ii) three business days after such final calculation day as postponed. For additional information, see “Additional Terms of the Securities—Market Disruption Events” and “Terms of the Securities—Postponement of a Calculation Day” herein.

Postponement Of Certain Dates May Adversely Affect Your Return.

If the calculation agent determines that a market disruption event has occurred or that any calculation day is not a trading day, it is possible that one or more calculation days and stated maturity will be postponed, and your return could be adversely affected. No coupon payments or other payment will be payable as a result of such postponement. For additional information, see “Additional Terms of the Securities—Market Disruption Events” and “Terms of the Securities—Postponement of a Calculation Day” herein.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Risks Relating to the Index

PRS-12

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Historical Performance Of The Index Is Not Indicative Of Future Performance.

The future performance of the Index cannot be predicted based on its historical performance. We cannot guarantee that the closing level or ending level of the Index will be at a level that would result in a positive return on your overall investment in the securities.

We And Our Affiliates Generally Do Not Have Any Affiliation With The Index Or Index Sponsor And Are Not Responsible For Its Public Disclosure of Information.

We and our affiliates generally are not affiliated with the Index or index sponsor in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding its methods or policies.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Index contained in any public disclosure of information. You, as an investor in the securities, should make your own investigation into the Index.

Changes To The Index Could Adversely Affect The Securities.

The index sponsor can add, delete or substitute the components included in the Index, make other methodological changes that could change the level of the Index, or discontinue or suspend calculation or dissemination of the Index at any time. If one or more of these events occurs, the calculation of the redemption amount payable at stated maturity will be adjusted to reflect such event or events. Please refer to “Additional Terms of the Securities—Adjustments to the Index” and “Additional Terms of the Securities—Discontinuance of the Index” herein. Any of these actions could adversely affect the amount payable in respect of the securities and/or the value of the securities.

We Cannot Control The Actions Of Any Issuers Whose Equity Securities Are Included In The Index.

We cannot control the actions of any issuers of the equity securities included in the Index. Actions by such issuers may have an adverse effect on the level of the Index and, consequently, on the value of the securities.

No Ownership Rights Relating To The Index.

Your return on the securities will not reflect the return you would realize if you actually owned the equity securities that comprise the Index. The return on your investment is not the same as the total return you would receive based on a purchase of the equity securities that comprise the Index.

No Voting Rights Or Dividend Payments.

As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the equity securities that comprise the Index.

Government Regulatory Action, Including Legislative Acts And Executive Orders, Could Result In Material Changes To The Index And Could Negatively Affect Your Return On The Securities.

Government regulatory action, including legislative acts and executive orders, could materially affect the Index. For example, in response to recent executive orders, stocks of companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus may be delisted from a U.S. exchange, removed as a component in indices or exchange traded funds, or transactions in, or holdings of, securities with exposure to such stocks may otherwise become prohibited under U.S. law. If government regulatory action results in such consequences, there may be a material and negative effect on the securities.

Risks Relating to the Issuer

The Securities Are Subject To The Credit Risk Of Credit Suisse.

Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to stated maturity.

Credit Suisse Is Subject To Swiss Regulation.

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If

PRS-13

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

Risks Relating to Conflicts of Interest

Hedging And Trading Activity Could Adversely Affect Our Payment To You At Stated Maturity.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may carry out hedging activities related to the securities, including in instruments related to the Index. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may also trade instruments related to the Index from time to time. Any of these hedging or trading activities on or prior to the pricing date and during the term of the securities could adversely affect our payment to you at stated maturity.

Our Economic Interests Are Potentially Adverse To Your Interests.

We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

Unpredictable Economic And Market Factors Will Affect The Value Of The Securities.

The payout on the securities can be replicated using a combination of the components described in “The Estimated Value Of The Securities On The Pricing Date May Be Less Than The Original Offering Price.” Therefore, in addition to the level of the Index, the terms of the securities at issuance and the value of the securities prior to stated maturity may be influenced by factors that impact the value of fixed income securities and options in general, such as:

o	the expected and actual volatility of the Index;

o	the time to stated maturity of the securities;

o	the dividend rate on the equity securities included in the Index;

o	interest and yield rates in the market generally;

o	investors’ expectations with respect to the rate of inflation;

o	geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the components included in the Index or markets generally and which may affect the level of the Index; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to stated maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

The Estimated Value Of The Securities On The Pricing Date May Be Less Than The Original Offering Price.

The initial estimated value of your securities on the pricing date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original offering price. The original offering price of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the pricing date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to stated maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

If On The Pricing Date The Internal Funding Rate We Use In Structuring Notes Such As These Securities Is Lower Than The Interest Rate That Is Reflected In The Yield On Our Conventional Debt Securities Of Similar Maturity In The Secondary Market (Our “Secondary Market Credit Spreads”), We Expect That The Economic Terms Of The Securities Will Generally Be Less Favorable To You Than They Would Have Been If Our Secondary Market Credit Spread Had Been Used In Structuring The Securities.

The internal funding rate we use in structuring securities such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the pricing date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market” below.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

If Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) bid for your securities in secondary market transactions, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the original offering price and the estimated value of the securities on the pricing date. Neither Credit Suisse (or any of its affiliates) nor WFS (or any of its affiliates) is obligated to make a secondary market. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which Credit Suisse or WFS would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the pricing date, the secondary market price of your securities will be lower than the original offering price because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the original offering price, and that higher price may also be initially used for account statements or otherwise. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to stated maturity could result in a substantial loss to you. You should be willing and able to hold your securities to stated maturity.

The Securities Will Not Be Listed On Any Securities Exchange And A Trading Market For The Securities May Not Develop.

The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to stated maturity, you may not be able to do so or you may have to sell them at a substantial loss.

PRS-15

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the pricing date and during the term of the securities (including on any calculation day) could adversely affect the level of the Index and, as a result, could decrease the amount you may receive on the securities at stated maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in the accompanying product supplement.

PRS-16

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the original offering price of your securities plus a final contingent coupon on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupons received prior to the call settlement date and the contingent coupon received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical ending levels on the final calculation day, the hypothetical redemption amount payable at stated maturity per security (excluding the final contingent coupon, if any).

Hypothetical ending level as percentage of starting level on final calculation day	Hypothetical payment at stated maturity per security
200%	$1,000
175%	$1,000
160%	$1,000
150%	$1,000
140%	$1,000
130%	$1,000
120%	$1,000
110%	$1,000
100%	$1,000
90%	$1,000
80%	$1,000
70%	$1,000
60%	$1,000
59%	$590
50%	$500
40%	$400
30%	$300
25%	$250
0%	$0

The above figures do not take into account contingent coupons, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the redemption amount received at stated maturity; any positive return will be based solely on the contingent coupons, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending level.

PRS-17

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Hypothetical Contingent Coupons

Set forth below are three examples that illustrate how to determine whether a contingent coupon will be paid and whether the securities will be automatically called on a quarterly contingent coupon payment date prior to stated maturity. The examples do not reflect any specific quarterly contingent coupon payment date. The following examples reflect a hypothetical contingent coupon rate of 3.75% per annum (the minimum contingent coupon rate that may be determined on the pricing date) and assume the hypothetical starting level, threshold level and closing level for the Index indicated in the examples. The actual contingent coupon rate will be determined on the pricing date. The terms used for purposes of these hypothetical examples do not represent the actual starting level or threshold level. The hypothetical starting level of 100 has been chosen for illustrative purposes only and does not represent the actual starting level. The actual starting level and threshold level will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Index, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The closing level of the Index on the relevant calculation day is greater than or equal to the threshold level and less than the starting level. As a result, investors receive a contingent coupon on the applicable quarterly contingent coupon payment date and the securities are not automatically called.

Dow Jones Industrial Average™
Hypothetical starting level:	100
Hypothetical closing level on relevant calculation day:	90
Hypothetical threshold level:	60

Since the hypothetical closing level of the Index on the relevant calculation day is greater than or equal to the threshold level, but less than the starting level, you would receive a contingent coupon on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon would be equal to $9.375 per security, which is the product of $1,000 × 3.75% per annum / 4.

Example 2. The closing level of the Index on the relevant calculation day is less than the threshold level. As a result, investors do not receive a contingent coupon on the applicable quarterly contingent coupon payment date and the securities are not automatically called.

Dow Jones Industrial Average™
Hypothetical starting level:	100
Hypothetical closing level on relevant calculation day:	50
Hypothetical threshold level:	60

Since the hypothetical closing level of the Index on the relevant calculation day is less than the threshold level, you would not receive a contingent coupon on the applicable contingent coupon payment date. In addition, the securities would not be automatically called.

Example 3. The closing level of the Index on the relevant calculation day is greater than or equal to the starting level. As a result, the securities are automatically called on the applicable quarterly contingent coupon payment date for the original offering price plus a final contingent coupon.

Dow Jones Industrial Average™
Hypothetical starting level:	100
Hypothetical closing level on relevant calculation day:	115
Hypothetical threshold level:	60

Since the hypothetical closing level of the Index on the relevant calculation day is greater than or equal to the starting level, the securities would be automatically called and you would receive the original offering price plus a final contingent coupon on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,009.375 per security.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

If the securities are automatically called prior to stated maturity, you will not receive any further payments after the call settlement date.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Hypothetical Payments at Stated Maturity

Set forth below are three examples of calculations of the redemption amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting level, threshold level and ending level indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual starting level or threshold level. The hypothetical starting level of 100 has been chosen for illustrative purposes only and does not represent the actual starting level. The actual starting level and threshold level will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Index, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending level is greater than the starting level, the redemption amount is equal to the original offering price of your securities at stated maturity and you receive a final contingent coupon:

Dow Jones Industrial Average™
Hypothetical starting level:	100
Hypothetical ending level:	145
Hypothetical threshold level:	60

Since the hypothetical ending level is greater than the hypothetical threshold level, the redemption amount would equal the original offering price. Although the hypothetical ending level is significantly greater than the hypothetical starting level in this scenario, the redemption amount will not exceed the original offering price.

In addition to any contingent coupons received during the term of the securities, at stated maturity you would receive $1,000 per security as well as a final contingent coupon.

Example 2. The ending level is less than the starting level but greater than the threshold level, the redemption amount is equal to the original offering price of your securities at stated maturity and you receive a final contingent coupon:

Dow Jones Industrial Average™
Hypothetical starting level:	100
Hypothetical ending level:	85
Hypothetical threshold level:	60

Since the hypothetical ending level is less than the hypothetical starting level, but greater than or equal to the threshold level, you would be repaid the original offering price of your securities at stated maturity.

In addition to any contingent coupons received during the term of the securities, at stated maturity you would receive $1,000 per security as well as a final contingent coupon.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Example 3. The ending level is less than the threshold level, the redemption amount is less than the original offering price of your securities at stated maturity and you do not receive a final contingent coupon:

Dow Jones Industrial Average™
Hypothetical starting level:	100
Hypothetical ending level:	50
Hypothetical threshold level:	60

Since the hypothetical ending level is less than the threshold level, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to $500 per security, calculated as follows:

=

=

=

=

In addition to any contingent coupons received during the term of the securities, at stated maturity you would receive $500 per security, but no final contingent coupon.

To the extent that the starting level, threshold level and ending level differ from the values assumed above, the results indicated above would be different.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Additional Terms of the Securities

The securities are senior unsecured Medium-Term Notes issued by Credit Suisse. In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Certain Definitions

A “trading day” means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying the Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying the Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for the Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Index.

Calculation Agent

Credit Suisse International, one of our subsidiaries, will act as calculation agent for the securities. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine whether the securities are automatically called prior to stated maturity, the amount of the payment you receive upon automatic call or at stated maturity and the contingent coupons, if any. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing level of the Index under certain circumstances;

•	determine if adjustments are required to the closing level of the Index under various circumstances; and

•	if publication of the Index is discontinued, select a successor equity index (as defined below) or, if no successor equity index is available, determine the closing level of the Index.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of the Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of the Index or any successor equity index are traded or any related futures or options exchange with respect to the Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or

PRS-22

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying the Index or successor equity index or any related futures or options exchange with respect to the Index or successor equity index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred:

(1)	the relevant percentage contribution of a security to the level of the Index or any successor equity index will be based on a comparison of (x) the portion of the level of such index attributable to that security and (y) the overall level of the Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for the Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying the Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying the Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to the Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for the Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for the Index or any successor equity index on which each relevant stock exchange for the securities underlying the Index or any successor equity index and each related futures or options exchange with respect to the Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing on any calculation day, then such calculation day will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day. If a calculation day has been postponed eight trading days after the originally scheduled calculation day and a market disruption event occurs or is continuing on such eighth trading day, the calculation agent will determine the closing level of the Index on such eighth trading day in accordance with the formula for and method of calculating the closing level of the Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange) on such date of each security included in the Index.

As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange.

Adjustments to the Index

If at any time the method of calculating the Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if the Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to the Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of the Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating the Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust the Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

PRS-23

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Discontinuance of the Index

If the sponsor or publisher of the Index (the “index sponsor”) discontinues publication of the Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to the Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Credit Suisse, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of the Index on any date of determination. Upon any selection by the calculation agent of a successor equity index, Credit Suisse will cause notice to be given to holders of the securities.

In the event that the index sponsor discontinues publication of the Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for the Index in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, but using only those securities that comprised the Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for the Index, the successor equity index or level will be used as a substitute for the Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day the index sponsor fails to calculate and announce the level of the Index, the calculation agent will calculate a substitute closing level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the failure, but using only those securities that comprised the Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the index sponsor to calculate and announce the level of, the Index may adversely affect the value of the securities.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the redemption amount, calculated as provided herein, plus a portion of a final contingent coupon, if any. The redemption amount and final contingent coupon will be calculated as though the date of acceleration were the final calculation day. The final contingent coupon, if any, will be prorated from and including the immediately preceding contingent coupon payment date to, but excluding, the date of acceleration.

PRS-24

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

The Dow Jones Industrial Average™

The Dow Jones Industrial Average™ is an equity index intended to track the performance of 30 common stocks of corporations representing U.S. industry. See “The Reference Indices—The S&P Dow Jones Indices—The Dow Jones Industrial Average™” in the accompanying underlying supplement for additional information about the Dow Jones Industrial Average™.

Historical Information

We obtained the closing levels listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the Dow Jones Industrial Average™ for the period from January 3, 2017 to April 12, 2022. The closing level on April 12, 2022 was 34220.36. The historical performance of the Dow Jones Industrial Average™ should not be taken as an indication of the future performance of the Dow Jones Industrial Average™ during the term of the securities.

PRS-25

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “United States Federal Tax Considerations.”

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, it is reasonable under current law to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. However, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible that could materially affect the timing and character of income or loss you recognize on the securities. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	Any coupons paid on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the securities might be determined to be contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, might be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. The U.S. federal income tax treatment of the coupons is unclear. Subject to the discussion below and in the accompanying product supplement under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “United States Federal Tax Considerations—FATCA,” we currently do not intend to treat coupons paid to a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities as subject to U.S. federal withholding tax, provided that the Non-U.S. Holder complies with applicable certification requirements. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold at a rate of up to 30% on such payments.

Moreover, as discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities and it is possible that the securities will be subject to withholding tax under Section 871(m) based on circumstances on that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

PRS-26

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-27

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial Average™ due October 29, 2024

Appendix

The material included in this Appendix was prepared by WFS and will be distributed to investors in connection with the offering of the securities described in this pricing supplement. This material does not constitute terms of the securities. Instead, the securities will have the terms specified in the prospectus, the prospectus supplement, the product supplement and the underlying supplement, as supplemented or superseded by this pricing supplement.

PRS-28

Market Linked Securities

Auto-Callable with Contingent Coupon and Contingent Downside

This material was prepared by Wells Fargo Securities, LLC, a registered broker-
dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

MARKET LINKED SECURITIES — AUTO-CALLABLE WITH CONTINGENT COUPON AND CONTINGENT DOWNSIDE ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities ─ Auto-Callable with Contingent Coupon and Contingent Downside have complex features and are not appropriate for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities ─ Auto-Callable with Contingent Coupon and Contingent Downside

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside (“these Market Linked Securities”) offer the potential to receive contingent coupon payments at a higher rate than the issuer would pay on ordinary debt securities of comparable maturity. In exchange, these Market Linked Securities are subject to greater risks than ordinary debt securities, including the risk that one or more, or all, contingent coupon payments may not be paid and the risk that you may lose a significant portion, or possibly all, of your investment at maturity. The contingent coupon payments and the risk of loss at maturity will depend on the performance of a specified market measure, such as an index or exchange-traded fund (the “underlying”). If the closing level of the underlying has not declined below a specified threshold level on a designated calculation day, you will receive a contingent coupon payment on the related payment date; however, if the underlying has declined below the threshold level, you will not receive a contingent coupon payment for that payment date. If the underlying has declined below a specified threshold level on the final calculation day, you will incur a loss at maturity equal to the full decline of the underlying. If the underlying is flat or has appreciated as of a designated call date, these Market Linked Securities will be automatically called prior to maturity, ending the potential to receive any future contingent coupon payments.

These Market Linked Securities are designed for investors who seek the potential for contingent coupon payments at a higher rate than the rate the issuer would pay on ordinary debt securities of comparable maturity and, in exchange, are willing to assume the downside risk of the underlying. Although investors will be exposed to the downside risk of the underlying, investors will not participate in any appreciation of the underlying. If the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue the underlying or any assets included in the underlying for payment.

A-2 | Market Linked Securities ─ Auto-Callable with Contingent Coupon and Contingent Downside

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Unlike ordinary debt securities, these Market Linked Securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call prior to maturity upon the terms described below. Whether these Market Linked Securities pay a contingent coupon, whether they are automatically called prior to maturity and, if they are not automatically called, whether you are repaid your principal at maturity will depend, in each case, on the performance of the underlying.

The key features of these Market Linked Securities are described below.

•	Contingent coupon payments: These Market Linked Securities provide for contingent coupon payments on periodic contingent coupon payment dates (typically occurring quarterly, semiannually or annually throughout the term of these Market Linked Securities). On each contingent coupon payment date, you will receive a contingent coupon payment if, and only if, the closing level of the underlying on the related calculation day (typically three to five business days prior to the contingent coupon payment date) has not declined below a specified threshold level. If the closing level of the underlying is less than the threshold level on a given calculation day, you will not receive a contingent coupon payment on the related contingent coupon payment date. If the closing level of the underlying is less than the threshold level on every calculation day, you will not receive any contingent coupon payments throughout the entire term of these Market Linked Securities.

•	Automatic call: These Market Linked Securities will be subject to automatic call prior to maturity on specified call dates (which are generally a subset of the calculation days, typically beginning after a specified "non-call period"). If the closing level of the underlying on any call date is greater than or equal to its closing level on the pricing date (the starting level), these Market Linked Securities will be automatically called, and on the related call settlement date (typically three to five business days after the relevant call date), you will receive a cash payment equal to the original offering price plus a final contingent coupon payment, and no further payments will be made. The automatic call feature limits your potential to receive contingent coupon payments over the full term of the securities if the underlying has appreciated as of a designated call date. If these Market Linked Securities have a non-call period, you have the ability to receive contingent coupon payments during such non-call period if the closing level of the underlying on a calculation day during such non-call period has not declined below the threshold level.

•	Potential loss of principal: If these Market Linked Securities are not automatically called prior to maturity, you will be repaid your principal at maturity if, and only if, the closing level of the underlying on the final calculation day (the ending level) has not declined below a specified threshold level. If these Market Linked Securities are not automatically called prior to maturity and the ending level is less than the threshold level, you will have full downside exposure to the decline in the level of the underlying from the starting level, and you will incur a significant loss at maturity.

The threshold level will be less than the starting level. A particular issuance of these Market Linked Securities may specify a single threshold level that is applicable to both the contingent coupon payments and the contingent repayment of principal at maturity, or it may specify two different threshold levels (i.e., a coupon threshold level applicable to the contingent coupon payments and a separate downside threshold level applicable to the contingent repayment of principal at maturity).

Any return on these Market Linked Securities will be limited to the sum of the contingent coupon payments, if any. Investors will not participate in any appreciation of the underlying, but will be fully exposed to any decline of the underlying, if the ending level is less than the threshold level.

Market Linked Securities ─ Auto-Callable with Contingent Coupon and Contingent Downside | A-3

Determining payment on a contingent coupon payment date, call date, or at maturity

Unless these Market Linked Securities are previously called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the underlying on the related calculation day.

On each call date, these Market Linked Securities may be automatically called depending on the closing level of the underlying on that call date. The diagram below illustrates how to determine whether these Market Linked Securities will be automatically called and the payment upon automatic call (in additional to a final contingent coupon payment) assuming an offering price of $1,000 per security.

 If these Market Linked Securities have not been called prior to maturity, the diagram below illustrates how to determine the payment at maturity (in addition to a final contingent coupon payment, if any). The diagram below assumes an original offering price of $1,000 per security.

A-4 | Market Linked Securities ─ Auto-Callable with Contingent Coupon and Contingent Downside

Hypothetical examples

The examples below are hypothetical and are provided for informational purposes only. They are not intended to represent any specific return, yield, or investment. They do not illustrate all possible outcomes and they are not indicative of future results. The examples illustrate the contingent coupon payments, the automatic call feature and, if an automatic call does not occur, the payment at maturity of these Market Linked Securities, assuming the following terms:

Term:	Three years, unless earlier automatically called

Original Offering Price:	$1,000 per Market Linked Security

Calculation Days/Contingent Coupon Payment Dates:	Semiannually

Call Dates:	Semiannually (on each calculation day starting approximately one year after issuance)

Contingent Coupon Rate:	5% per annum (or 2.5% per semiannual period)

Starting Level:	1,000

Threshold Level:	700, which is equal to 70% of the starting level

The first two hypothetical examples below illustrate scenarios in which these Market Linked Securities are automatically called on a call date prior to maturity. The third and fourth hypothetical examples below illustrate scenarios in which these Market Linked Securities are not automatically called and the payment at maturity is based on the performance of the underlying from the starting level to the ending level.

In the examples below, the color blue indicates that the closing level of the underlying is greater than or equal to the starting level; the color green indicates that the closing level of the underlying is less than the starting level but greater than or equal to the threshold level; and the color red indicates that the closing level of the underlying is less than the threshold level.

Example 1: These Market Linked Securities are automatically called on the first call date

Calculation Day/Call Date	Closing level of underlying	Payment (% of original offering price)
Six months from the pricing date	1,050	Contingent coupon payment date: 2.5%
One year from the pricing date (first call date)	1,100	Call settlement date: 102.5%

Because of the one-year non-call period, even though the closing level of the underlying was greater than the starting level on the first calculation day (six months from the pricing date), these Market Linked Securities would not be automatically called, and you would receive a contingent coupon payment on the related contingent coupon payment date. Because the closing level of the underlying on the first call date (one year from the pricing date) is greater than the starting level, these Market Linked Securities would be automatically called on the first call date. On the related call settlement date, you would receive $1,025.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the call settlement date (which is also a contingent coupon payment date). No further amounts will be owed to you under these Market Linked Securities.

Market Linked Securities ─ Auto-Callable with Contingent Coupon and Contingent Downside | A-5

Example 2: These Market Linked Securities are automatically called on the third call date

Calculation Day/Call Date	Closing level of underlying	Payment (% of original offering price)
Six months from the pricing date	600	Contingent coupon payment date: 0.0%
One year from the pricing date (first call date)	650	Contingent coupon payment date: 0.0%
18 months from the pricing date	690	Contingent coupon payment date: 0.0%
Two years from the pricing date	1,050	Call settlement date: 102.5%

Because the closing level of the underlying is less than the threshold level on the first three calculation days (and first two call dates), these Market Linked Securities would not be automatically called and you would not receive a contingent coupon payment on those dates. Because the closing level of the underlying on the third call date is greater than the starting level,these Market Linked Securities would be automatically called on that call date. On the related call settlement date, you would receive $1,025.00 per Market Linked Security,which is equal to the original offering price plus the contingent coupon payment due on the call settlement date (which is also a contingent coupon payment date). No further amounts will be owed to you under these Market Linked Securities.

Example 3: These Market Linked Securities are NOT automatically called prior to maturity and the ending level is greater than the threshold level

Calculation Day/Call Date	Closing level of underlying	Payment (% of original offering price)
Six months from the pricing date	900	Contingent coupon payment date: 2.5%
One year from the pricing date (first call date)	800	Contingent coupon payment date: 2.5%
18 months from the pricing date	650	Contingent coupon payment date: 0.0%
Two years from the pricing date	575	Contingent coupon payment date: 0.0%
30 months from the pricing date	675	Contingent coupon payment date: 0.0%
Three years from the pricing date	750 (ending level)	Maturity date: 102.5%

Because the closing level of the underlying is less than the starting level on each call date, these Market Linked Securities would not be automatically called prior to maturity. The closing level of the underlying is greater than the threshold level on three of the six calculation days, resulting in a contingent coupon payment on three of the contingent coupon payment dates (including the maturity date) but no contingent coupon payment on the other three contingent coupon payment dates. On the final calculation day, because the ending level is greater than the threshold level, on the maturity date you would receive $1,025.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the maturity date (which is also a contingent coupon payment date).

A-6 | Market Linked Securities ─ Auto-Callable with Contingent Coupon and Contingent Downside

Example 4: These Market Linked Securities are NOT automatically called prior to maturity and the ending level is less than the threshold level

Calculation Day/Call Date	Closing level of underlying	Payment (% of original offering price)
Six months from the pricing date	680	Contingent coupon payment date: 0.0%
One year from the pricing date (first call date)	650	Contingent coupon payment date: 0.0%
18 months from the pricing date	620	Contingent coupon payment date: 0.0%
Two years from the pricing date	550	Contingent coupon payment date: 0.0%
30 months from the pricing date	450	Contingent coupon payment date: 0.0%
Three years from the pricing date	500 (ending level)	Maturity date: 50.0%

Because the closing level of the underlying is less than the threshold level on each calculation day and call date, these Market Linked Securities would not be automatically called prior to maturity and would not pay a contingent coupon payment on any contingent coupon payment date. On the final calculation day, because the ending level is less than the threshold level, you would incur a loss on your investment equal to the full decline of the underlying from the starting level to the ending level. Your payment at maturity in this example would be calculated as follows:

On the stated maturity date, you would receive $500.00 per Market Linked Security, resulting in a loss of 50%.

All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue the underlying or any asset included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

Market Linked Securities ─ Auto-Callable with Contingent Coupon and Contingent Downside | A-7

This information, including the graph to the right, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield or investment, nor is it indicative of future results. The graph illustrates the potential payment at maturity on these Market Linked Securities (excluding the final contingent coupon payment, if any), assuming these Market Linked Securities have not been automatically called prior to maturity. This graph does not take into account contingent coupon payments, if any, received during the term of these Market Linked Securities. As evidenced in this graph, in no event will you have a positive rate of return based solely on the payment at maturity; any positive return will be based solely on the contingent coupon payments, if any.

Estimated value of Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Securities, which combination consists of a non-interest-bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Securities. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.

A-8 | Market Linked Securities ─ Auto-Callable with Contingent Coupon and Contingent Downside

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents and consider several factors before making an investment decision.

An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity you may incur a loss on your investment, and you will forgo guaranteed interest payments and any return in excess of the contingent coupon payments, if any.

These Market Linked Securities are not appropriate for all investors, but may be appropriate for investors who:

•	Seek the potential for contingent coupon payments at a higher rate than the issuer would pay on ordinary debt securities of comparable maturity and, in exchange, are willing to assume the risk of not receiving some or any contingent coupon payments and the downside risk of the underlying if the underlying declines below the threshold level

•	Seek to supplement their existing investments with the return profile provided by these Market Linked Securities

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.

•	Are you dependent on your investments for current income? Can you accept the risk that these Market Linked Securities may not pay one or more, or any, contingent coupon payments?

•	Are you comfortable with the potential loss of a significant portion, and possibly all, of your initial investment as a result of a decline of the underlying below the threshold level?

•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity or earlier automatic call?

•	Are you willing to forgo participation in any appreciation of the underlying?

•	What is your sensitivity to the tax treatment for your investments?

•	Are you willing to accept the credit risk of the applicable issuer?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

Market Linked Securities ─ Auto-Callable with Contingent Coupon and Contingent Downside | A-9

General risks and investment considerations

These Market Linked Securities have complex features and are not appropriate for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Securities and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:

•	Principal risk. These Market Linked Securities are not structured to repay your full original offering price on the stated maturity date. If these Market Linked Securities are not automatically called and the ending level is less than the threshold level, you will be fully exposed to the decline of the underlying from the starting level to the ending level and the payment you receive at maturity will be less than the original offering price of these Market Linked Securities. Under these circumstances, you will lose a substantial portion, and possibly all, of your investment.

•	Contingent coupon risk. These Market Linked Securities do not provide for fixed payments of interest. If the closing level of the underlying is less than the threshold level on a given calculation day, you will not receive a contingent coupon payment on the related contingent coupon payment date. If the closing level of the underlying is less than the threshold level on every calculation day, you will not receive any contingent coupon payments throughout the entire term of these Market Linked Securities.

•	Limited return potential. Even though you will be fully exposed to a decline in the level of the underlying, if the ending level is below the threshold level, you will not participate in any increase in the level of the underlying over the term of these Market Linked Securities. Your maximum possible return on these Market Linked Securities will be limited to the sum of the contingent coupon payments you receive, if any.

•	Automatic call risk. If these Market Linked Securities are automatically called, the term of these Market Linked Securities will be less than the full term to maturity. The automatic call feature will limit your potential to receive contingent coupon payments over the full term of these Market Linked Securities if the closing level of the underlying is greater than or equal to the starting level as of a designated call date. If these Market Linked Securities are automatically called, there is no guarantee that you would be able to reinvest the proceeds at a comparable return for a similar level of risk.

•	Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to sell these Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.

•	Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity or automatic call will be affected by numerous factors, such as: performance, volatility, dividend rate of the underlying (if applicable), interest rates, the time remaining to maturity, and the applicable issuer’s creditworthiness. The value of these Market Linked Securities will also be limited by the automatic call feature.

•	Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.

•	Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue the underlying or any assets included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.

A-10 | Market Linked Securities ─ Auto-Callable with Contingent Coupon and Contingent Downside

•	Estimated value considerations. The estimated value of these Market Linked Securities that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Securities from you at any time after issuance.

•	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may engage in business with companies whose securities are included in the underlying, or may publish research on such companies or the underlying. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.

•	Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the underlying or the value of these Market Linked Securities.

•	ETF risk. If the underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.

•	Index risk. If the underlying is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Securities will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

•	Commodity risk. These Market Linked Securities linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.

•	Currency risk. These Market Linked Securities linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.

•	Bond risk. These Market Linked Securities linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.

•	Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

Market Linked Securities ─ Auto-Callable with Contingent Coupon and Contingent Downside | A-11

Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Securities are offered with the attached preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Securities and the structures currently available for investment, contact your financial advisor, who can advise you of whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

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